                                                                    Exhibit 99.2

[EQUISERVE LOGO APPEARS HERE]


                          ENROLLMENT AUTHORIZATION FORM

                 Please enroll my account as follows:
                 ------------------------------------
                 Place an "X" in ONE box only, using a dark ink pen or a #2 pencil ([X]).


         If you do not check any box, then FULL DIVIDEND REINVESTMENT will be assumed.

         FULL DIVIDEND REINVESTMENT
         Reinvest all dividends for this account.

         PARTIAL DIVIDEND REINVESTMENT
         Send any dividends in cash on ____________ * whole shares and reinvest any remaining dividends.

         VOLUNTARY CASH PAYMENTS ONLY (NO DIVIDEND REINVESTMENT)
         All dividends will be paid in cash.

         *Cannot be greater than the total number of certificated and/or book-entry shares that may hereafter be registered in your name.

         Participants may also make voluntary cash payments by check or money order and/or by automatic deductions from their bank or financial institution.


                              AUTOMATIC DEDUCTIONS

         To authorize deductions, complete both sides of the next form below.


Signature(s) of
Registered Owner(s):
                    --------------------------------
                                                Date

----------------------------------------------------
All joint owners must sign                      Date

                   (Please detach, but do not fold or staple)
--------------------------------------------------------------------------------


                                                                               ACCOUNT TYPE
                                                                        3.  [_]            [_]
                                                                          CHECKING       SAVINGS

1.  [_][_][_][_][_][_][_][_][_]  2. [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]  4. $ [_][_][_][_][_][.0][0]

        BANK ROUTING NUMBER                     BANK ACCOUNT NUMBER                        WITHDRAWAL AMOUNT
     0  0  0  0  0  0  0  0  0       0  0  0  0  0  0  0  0  0  0  0  0  0  0  0         0  0  0  0  0 [__][_]     5.
     1  1  1  1  1  1  1  1  1       1  1  1  1  1  1  1  1  1  1  1  1  1  1  1         1  1  1  1  1   1  1     CYCLE
     2  2  2  2  2  2  2  2  2       2  2  2  2  2  2  2  2  2  2  2  2  2  2  2         2  2  2  2  2   2  2
     3  3  3  3  3  3  3  3  3       3  3  3  3  3  3  3  3  3  3  3  3  3  3  3         3  3  3  3  3   3  3      1ST
     4  4  4  4  4  4  4  4  4       4  4  4  4  4  4  4  4  4  4  4  4  4  4  4         4  4  4  4  4   4  4      [_]
     5  5  5  5  5  5  5  5  5       5  5  5  5  5  5  5  5  5  5  5  5  5  5  5         5  5  5  5  5   5  5
     6  6  6  6  6  6  6  6  6       6  6  6  6  6  6  6  6  6  6  6  6  6  6  6         6  6  6  6  6   6  6      2ND
     7  7  7  7  7  7  7  7  7       7  7  7  7  7  7  7  7  7  7  7  7  7  7  7         7  7  7  7  7   7  7      [_]
     8  8  8  8  8  8  8  8  8       8  8  8  8  8  8  8  8  8  8  8  8  8  8  8         8  8  8  8  8   8  8
     9  9  9  9  9  9  9  9  9       9  9  9  9  9  9  9  9  9  9  9  9  9  9  9         9  9  9  9  9   9  9   WITHDRAWAL
                                                                                                                AMOUNT
                                                                                                                MUST BE
                                                                                                                IN WHOLE
                                                                                                                DOLLARS
                                                                                                                ONLY,
                                                                                                                DO NOT
                                                                                                                ------
                                                                                                                INDICATE
                                                                                                                --------
                                                                                                                CENTS
                                                                                                                -----


  AUTHORIZATION FORM
        FOR
AUTOMATIC DEDUCTIONS

SEE REVERSE SIDE FOR IMPORTANT INFORMATION
I (We) agree to the terms of the Automatic Deduction Authorization on the reverse side.

6.
   ----------------------------------------
   SIGNATURE(S)                        DATE


(Please detach, but do not fold or staple)
--------------------------------------------------------------------------------


                          VOLUNTARY CASH PAYMENT FORM


[EQUISERVE LOGO APPEARS HERE]


To purchase additional shares, please make your check or money order payable in United States dollars to EquiServe-Investment Plan Services.

 Please note your account number and company name on your payment.

 DO NOT SEND CASH.


 Amount enclosed $
                  -----------------------------------

 ----------------------------------------------------
   MAIL YOUR PAYMENT TOGETHER WITH THIS FORM IN THE
   POSTAGE PRE-PAID ENVELOPE PROVIDED OR TO THE
   ADDRESS SHOWN ON THE REVERSE SIDE OF THIS FORM.
 ----------------------------------------------------


 (      )
 ----------------------------------------------------
             Daytime telephone number

Participation in the plan is subject to the terms as outlined in the plan description.

For information, you may access EquiServe's website at www.equiserve.com, call EquiServe at the number listed in the enclosed plan description or write to EquiServe at P.O. Box 2598, Jersey City, NJ 07303-2598.

Voluntary cash payments should be mailed to EquiServe - Investment Plan Services, P.O. Box 13531, Newark, NJ 07188-0001.

     USE THIS ILLUSTRATION AS A GUIDE TO HELP YOU COMPLETE THE AUTHORIZATION
                          FORM FOR AUTOMATIC DEDUCTIONS

--------------------------------------------------------------------------------
 John Doe                                           No. 6789
 123 Your Street
 Anywhere, U.S.A. 12345

                                                 Date

                                                      -----------------------


 Pay To The Order Of:                                                --------
                       -----------------------------------------   $
                                                                     --------

---------------------------------------------------------------    Dollars

 Your Bank Name                                           DO NOT INCLUDE
 123 Main Street                                            YOUR CHECK
 Anywhere, U.S.A. 12345                                       NUMBER

 For

     -------------------------------------

--------------------------------------------------------------------------------

                                                           WITHDRAWAL
    BANK ROUTING             BANK ACCOUNT                AMOUNT EXAMPLE
[GRAPH APPEARS HERE]     [GRAPH APPEARS HERE]         [GRAPH APPEARS HERE]


Bank Routing Number      Bank Account Number
      EXAMPLE                  EXAMPLE

--------------------------------------------------------------------------------

                   AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS

                   INSTRUCTIONS -- PLEASE COMPLETE ALL 7 STEPS

Complete and return this form ONLY if you wish to authorize automatic deductions to purchase additional shares. Deductions can only be made from accounts at U.S. banks and financial institutions. There are 7 steps to complete on both sides of this authorization form. Each one is important in setting this up for you. Please be sure to complete all 7 steps, using a dark ink pen or a #2 pencil. Let's start with the 6 items on the reverse side.

1. -- Bank Routing Number: Locate your bank's 9 digit routing number in the lower left portion of your check or deposit slip as illustrated above. Write that number in the 9 boxes across the top of the grid and then shade in the corresponding box beneath each number.

2. -- Bank Account Number: Locate your bank account number and shade in the grid as you did in Step 1. Please note, there may be more spaces than you need, so be sure to start from the left side as the machine that reads this form will start reading the grid from the left side. Please do not put dashes or leave blank spaces between your numbers.

3. -- Account Type: Are we debiting your checking or savings account? Check one. If deductions are to be made from a money market account, please contact your bank/financial institution to confirm if your account is a checking or a savings account.

4. -- Withdrawal Amount: Enter the amount to debit from your bank account in the boxes across the top of the grid. Now, shade in the grid as you did before. Express the withdrawal amount in whole dollars only, no cents. (Refer to the enclosed plan description for the minimum amount.)

5. -- Cycle: Refer to the enclosed plan description for the frequency of automatic deductions. If the plan permits deductions only once a month, please shade in the grid under "1st cycle." If the plan permits deductions twice per month, you must indicate your choice of deduction dates, either the earlier date (1st cycle) or the later date (2nd cycle), or both.

6. -- Signature(s): Also, be sure to read the Automatic Deduction Authorization (below, at left) that authorizes us to perform this service for you.

7. -- Bank/Financial Institution Information: Now, fill in the bank name and address (below, at right) and you're all done.

--------------------------------------------------------------------------------

                        Automatic Deduction Authorization

                       ---------------------------------

I (We) hereby authorize EquiServe to make deductions of funds from the checking or savings account in the amount stated on the reverse of this form. These funds will be used to purchase shares to be credited to my (our) account.

7.  Bank/Financial Institution Information

    --------------------------------------
NAME

     ---------------------------------------------------------------------------

ADDRESS

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

CITY                            STATE                         ZIP CODE
     --------------------------       ----------------------           ---------

--------------------------------------------------------------------------------



                       VOLUNTARY CASH PAYMENT INFORMATION

Voluntary cash payments should be mailed to EquiServe - Investment Plan Services, P.O. Box 13531, Newark, NJ 07188-0001.

For information, you may access EquiServe's website at www.equiserve.com, call EquiServe at the number listed in the enclosed plan description or write to EquiServe at P.O. Box 2598, Jersey City, NJ 07303-2598.